UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2007
STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-140441 (Commission File Number)	20—3974034 (IRS Employer Identification No.)

1000 Louisiana St., Suite 5900, Houston, TX (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 751-2700
None
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 1.01.   Entry into a Material Definitive Agreement
The board of directors of Stewart & Stevenson LLC (the “Company”) adopted the 2007 Incentive Compensation Plan, or the incentive plan, on September 5, 2007, and the incentive plan received the required approval of a majority of the Company’s unitholders and became effective on September 27, 2007.
The purpose of the incentive plan is to attract, reward and retain qualified personnel, and to provide incentives for the Company’s directors, officers and employees to set forth maximum efforts for the success of the Company. The incentive plan permits the granting of awards in the form of options to purchase common stock, stock appreciation rights, restricted shares of common stock, restricted stock units, performance shares, performance units and senior executive plan bonuses (which may be in shares of common stock and/or cash).
Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants in the incentive plan, a maximum of 2,500,000 shares (which may be in the form of units prior to the Company’s conversion to a corporation in connection with any initial public offering) will be available for grants of all equity awards under the incentive plan. The shares of common stock to be issued under the incentive plan consist of authorized but unissued shares of the Company’s common stock. If any shares are subject to an award that expires or are forfeited, then such shares will, to the extent of any forfeiture or termination, again be available for making awards under the incentive plan. To the extent any awards granted are subject to the achievement of a performance goal in respect of a fiscal year or other period, upon the occurrence of a change of control during the period, the performance goal shall be deemed satisfied.
The performance goals applicable to any award under the incentive plan in respect of any participant who is or is likely to become a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code will be based on specified levels of, growth in, or performance relative to peer company or peer company group performance in one or more of the following categories (excluding extraordinary or nonrecurring items unless otherwise specified): (a) profitability measures; (b) revenue, sales and same store sales measures; (c) business unit performance; (d) leverage measures; (e) stockholder return; (f) expense management; (g) asset and liability measures; (h) individual performance; (i) supply chain efficiency; (j) customer satisfaction; (k) productivity measures; (l) cash flow measures; (m) return measures; and (n) product development and/or performance.
Awards under the incentive plan are subject to the following limitations: (A) the maximum number of shares of common stock that (i) may be subject to stock options or appreciation rights granted to a participant during any calendar year may not exceed 400,000 shares plus an additional 100,000 shares in respect of a participant who has not previously been employed by us and (ii) may be subject to performance shares, restricted shares or restricted stock units granted to a participant during any calendar year may not exceed 200,000 shares plus an additional 50,000 shares in respect of a participant who has not previously been employed by us and (B) the maximum aggregate cash value of payments to any participant for any performance period pursuant to an award of performance units and the payment of a senior executive plan bonus to any participant in respect of any fiscal year may not in either case exceed 2% of EBITDA (excluding the effects of discontinued operations or extraordinary or non-recurring items).
The Company’s compensation committee will administer the incentive plan. The compensation committee has the ability to: select individuals to receive awards; select the types of awards to be granted; determine the terms and conditions of the awards, including the number of shares, the purchase price or exercise price of the awards, if any, and restrictions and performance goals, if any, relating to any award; establish the time when the awards and/or restrictions become exercisable, vest or lapse; and make all other determinations deemed necessary or advisable for the administration of the plan.
While the board of directors may terminate or amend the incentive plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders to the extent required by law. Unless terminated earlier, the incentive plan will terminate on the tenth anniversary of the date on which it was approved by the Company’s stockholders, after which no further awards may be made under the incentive plan, but will continue to govern unexpired awards.

In connection with the approval of the incentive plan and in anticipation of the Company’s initial public offering (for which the Company has filed a registration statement on Form S-1 with the SEC), the compensation committee of the board, which has the responsibility to administer the incentive plan, made certain grants of restricted shares to the Company’s non-executive directors (Ms. Ansary and Messrs. Carlucci, Crystal, Kemp, Macomber, Solarz and Zarb) and certain members of the Company’s senior executive management (Messrs. Hargrave and Merecka). The grants to the seven non-executive directors consist of 60,000 restricted shares vesting in five (5) 12,000 share tranches, with each such tranche vesting upon board service for a complete fiscal year. The above-listed directors, other than Mr. Zarb, will complete their second fiscal year of board service on January 31, 2008. Mr. Zarb will complete his first fiscal year of service on that date. If a director shall serve for only part of a fiscal year, the tranche of restricted shares that would be vested at the end of such fiscal year shall vest pro rata, based on the number of days served. The grant to Mr. Hargrave consists of 60,000 restricted shares vesting in five (5) 12,000 share tranches, with each such tranche vesting upon employment for a complete fiscal year. Mr. Hargrave will complete his first fiscal year of service on January 31, 2008. The grant to Mr. Merecka consists of 50,000 restricted shares vesting in five (5) 10,000 share tranches, with each such tranche vesting upon employment for a complete fiscal year. Mr. Merecka will complete his second fiscal year of service on January 31, 2008. The latter two grants are subject to the achievement of net pre-tax income growth in the relevant fiscal year that exceeds the median net pre-tax income growth of a peer group of companies consisting of Schlumberger, Ltd., National Oilwell Varco, Inc., Weatherford International Ltd., Cameron International Corp., and BJ Services Company. One-time, non-recurring, non-operational gains or charges to income taken by the Company or any member of the designated peer group that are publicly reported will be excluded. The latter two grants are also subject to acceleration in the case of an executive’s death or disability. All grants are subject to (i) the completion of this offering, and (ii) accelerated vesting upon a change-in-control of the Company.
Item 3.02.   Unregistered Sales of Equity Securities
As described above, in connection with the approval of the incentive plan and in anticipation of the Company’s initial public offering, the compensation committee of the board approved on September 5, 2007 grants to the Company’s non-executive directors and certain members of senior executive management. The grants of these securities were exempt from registration under Rule 701 under the Securities Act. Please see Item 1.01 above for a description of the grants.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewart & Stevenson LLC
Date: October 2, 2007
	By:	/s/ Jeffery W. Merecka
	Name:	Jeffery W. Merecka
	Title:	Vice President, Chief Financial Officer and Secretary